Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.
White Eagle Assurance Company (Incorporated in Vermont)

Motive Drilling Technologies, Inc. (Incorporated in Delaware)

Subsidiaries of Motive Drilling Technologies, Inc.

Motive Drilling Technologies Canada, Inc. (Incorporated in Alberta)

4D Directional Services, L.L.C. (Delaware limited liability company)

Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

Subsidiaries of Helmerich & Payne International Drilling Co.
Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)
Subsidiary of Helmerich & Payne (Boulder) Drilling Co.
Helmerich and Payne Mexico Drilling, S. De R.L. de C.V. (Incorporated in Mexico)
Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)
Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)
Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
Subsidiary of Helmerich & Payne Rasco, Inc.
Helmerich & Payne Equatorial Guinea, S.A.R.L. (Organized in Equatorial Guinea)*
TerraVici Drilling Solutions, Inc. (Incorporated in Delaware)
The Space Center, Inc. (Incorporated in Oklahoma)
Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
Utica Resources Co. (Incorporated in Oklahoma)
Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

Unless otherwise indicated, all subsidiaries are 100% owned by the indicated parent entity.

*Helmerich & Payne Rasco, Inc. holds 65% of the share capital of Helmerich & Payne Equatorial Guinea, S.A.R.L.